SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 25, 2006
OTTER TAIL CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota	0-00368	41-0462685

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

215 South Cascade Street, P.O. Box 496, Fergus Falls, MN		56538-0496

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (866) 410-8780
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
On August 25, 2006, Otter Tail Corporation dba Otter Tail Power Company, Central Minnesota Municipal Power Agency, Great River Energy, Heartland Consumers Power District, Montana-Dakota Utilities Co., a division of MDU Resources Group, Inc., Southern Minnesota Municipal Power Agency and Western Minnesota Municipal Power Agency (collectively, the “Owners”) entered into Amendment No. 2 to Participation Agreement, dated as of August 18, 2006 (“Amendment No. 2”). Amendment No. 2 amends the Participation Agreement, dated as of June 30, 2005 (the “Agreement”), which was previously amended by Amendment No. 1 to the Participation Agreement, dated as of June 1, 2006 (“Amendment No. 1”) (the Agreement, as so amended by Amendment No. 1 and Amendment No. 2, the “Amended Agreement”). The Amended Agreement, which relates to the planned construction of a new 600 megawatt coal fueled, base-load electric generation plant (the “Big Stone II Plant”) adjacent to the existing 450 megawatt electric generation plant near Big Stone, South Dakota, is an agreement to jointly develop, finance, construct, own (as tenants in common) and manage the Big Stone II Plant and includes provisions which obligate the parties to the agreement to obtain financing and pay their share of development, construction, operating and maintenance costs for the Big Stone II Plant. The Amended Agreement establishes a Coordinating Committee and an Engineering and Operating Committee to manage the development, design, construction, operation and maintenance of the Big Stone II Plant.
Amendment No. 2 (i) extends the date on which the Owners, through the Coordinating Committee, must meet to vote on whether to continue the project from a date agreed upon by all of the Owners that shall be on or before August 31, 2006 to a date agreed upon by all of the Owners that shall be on or before November 30 2006, (ii) extends the deadline for payment of the amount required under the Amended Agreement to be paid by an Owner withdrawing after continuation of the project is approved from September 30, 2006 to December 31, 2006, and (iii) adds a provision that permits early withdrawal by Owners from the project on or before September 15, 2006 under certain circumstances, and defines the rights and obligations of the parties following any such early withdrawal by one or more Owners.
Item 9.01 Financial Statements and Exhibits
      (d) Exhibits
10.1	Amendment No. 2 to Participation Agreement, dated as of August 18, 2006, by and among Central Minnesota Municipal Power Agency, Great River Energy, Heartland Consumers Power District, Montana-Dakota Utilities Co., a division of MDU Resources Group, Inc., Otter Tail Corporation dba Otter Tail Power Company, Southern Minnesota Municipal Power Agency and Western Minnesota Municipal Power Agency, as Owners, amending the Participation Agreement, dated as of June 30, 2005, by and among the Owners*
*	Confidential information has been omitted from this Exhibit and filed separately with the Commission pursuant to a confidential treatment request under Rule 24b-2.

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

OTTER TAIL CORPORATION
Date: August 31, 2006	By /s/ Kevin G. Moug
Kevin G. Moug
Chief Financial Officer and Treasurer

Exhibit Index
10.1	Amendment No. 2 to Participation Agreement, dated as of August 18, 2006, by and among Central Minnesota Municipal Power Agency, Great River Energy, Heartland Consumers Power District, Montana-Dakota Utilities Co., a division of MDU Resources Group, Inc., Otter Tail Corporation dba Otter Tail Power Company, Southern Minnesota Municipal Power Agency and Western Minnesota Municipal Power Agency, as Owners, amending the Participation Agreement, dated as of June 30, 2005, by and among the Owners*
* Confidential information has been omitted from this Exhibit and filed separately with the Commission pursuant to a confidential treatment request under Rule 24b-2.